Exhibit 99.1

CoBiz Financial Announces Third Quarter 2010 Results

Reports continued improvement in quarterly results

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.4 billion in assets, announced a net loss of $1.9 million for the third quarter of 2010, as compared to a net loss of $15.7 million for the third quarter of 2009.  The net loss available to common shareholders was $0.08 per diluted common share versus a net loss of $0.50 per diluted common share in the prior year quarter.  The current quarter’s net loss was a $1.9 million, or 50% improvement, over the second quarter of 2010 (“linked-quarter” basis).

For the nine months ended September 30, 2010, the Company reported a net loss of $10.4 million, or $0.36 per diluted common share, as compared to a net loss of $78.5 million, or $3.05 per diluted common share, for the first nine months of 2009. The 2009 results included a $46.2 million goodwill impairment charge, of which $12.5 million was recognized in the third quarter of 2009.

Financial Performance — Third Quarter 2010

•             The net loss available to common shareholders of $0.08 per diluted common share was a significant improvement from the net loss of $0.50 per diluted common share in the third quarter of 2009.  The net loss per share of $0.08 also marks an improvement from the net loss available to common shareholders of $0.13 for the second quarter of 2010.

•             The current quarter provision for loan and credit losses (Provision) marks the fifth consecutive decrease in quarterly Provision expense for the Company. Provision for the third quarter of 2010 decreased by $3.1 million, or 30%, on a linked-quarter basis, to $7.3 million from $10.4 million. The Provision for the third quarter of 2010 declined by $12.8 million, or 64%, from the third quarter of 2009 Provision of $20.2 million.

•             During the third quarter of 2010, the Company charged-off, net of recoveries, $10.0 million, as compared to $14.4 million in the second quarter of 2010, and $14.0 million during the third quarter of 2009.

•             The allowance for loan and credit losses (Allowance) was 3.99% of total loans at September 30, 2010, and covered 102% of nonperforming loans (NPLs).

•             Nonperforming assets (NPAs) were relatively unchanged from the prior quarter at $92.9 million, or 3.84% of total assets. NPAs peaked in December 2009 at $104.5 million or 4.24% of total assets.

•             The net interest margin decreased 6 basis points (0.06%) to 4.33% for the third quarter of 2010, from 4.39% in the second quarter of 2010. The net interest margin was 4.40% for the third quarter of 2009.

•             Noninterest income during the quarter was $8.0 million, as compared to $9.8 million during the prior linked-quarter, but was 15% greater than the prior year quarter of $7.0 million.

•             The Company recorded a $0.7 million provision for income tax charge related to the finalization of its 2009 federal tax return.

•             Total loans held for investment and sale (Loans) were $1.6 billion as of September 30, 2010. Loans declined $45.4 million from June 30, 2010.

•             Deposits and customer repurchase agreements (Customer Repos) excluding wholesale brokered sources (Customer Funding) decreased by $50.5 million on a linked-quarter basis as a result of the bank purposefully exiting higher-priced deposits. Year-over-year, Customer Funding increased by $43.2 million.

•             The average cost of total deposits decreased to 59 basis points (0.59%) from 67 basis points in the prior linked-quarter.

•             Total noninterest-bearing demand accounts represented 32.7% of total deposits as of September 30, 2010, compared to 27.1% as of September 30, 2009.

“As expected, our operating fundamentals continued to get better as we saw a 50% improvement in our quarterly results,” said Chairman and CEO Steve Bangert.

“We have consistently reported meaningful reductions in our quarterly Provision expense over the last year, while maintaining a very healthy Allowance. I am also pleased with how well we have managed our net interest margin, particularly in this environment where profitably deploying excess liquidity remains difficult. While loan generation remains a challenge, we have had good success in building a very attractive, low-cost funding base.

“Based on our current earnings momentum, I look forward to returning to profitability in the near future.”

Loans

Total Loans at September 30, 2010, were $1.6 billion, a decline of $45.4 million on a linked-quarter basis. The net decline in loans is due primarily to continued paydowns in the Land Acquisition and Development (A&D) and Construction portfolios which experienced a net reduction of $32.9 million during the quarter. The Company continues to diligently pursue new credit relationships at a time when the number of quality borrowers remains low and competition among banks to earn the business is high. New credit relationships of $67.4 million were added during the quarter and advances on existing lines totaled $86.3 million. However, new and advanced loans were more than offset by paydowns and maturities of $187.9 million during the third quarter.  In addition, the Company charged-off, excluding recoveries, $11.1 million during the current quarter.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
$ in thousands	2010	2010	2010	2009	2009
Loans - beginning balance	$1,688,028	$1,727,874	$1,782,686	$1,879,969	$1,951,775
New credit extended	67,371	73,570	37,145	63,932	49,209
Credit advanced	86,272	77,965	66,185	90,878	77,420
Paydowns & maturities	(187,930)	(175,251)	(139,900)	(228,351)	(182,694)
Gross loan charge-offs	(11,118)	(16,130)	(18,242)	(23,742)	(15,741)
Loans - ending balance	$1,642,623	$1,688,028	$1,727,874	$1,782,686	$1,879,969

Net change - loans outstanding	$(45,405)	$(39,846)	$(54,812)	$(97,283)	$(71,806)
Net change, excluding charge-offs	(34,287)	(23,716)	(36,570)	(73,541)	(56,065)

Overall, loan portfolio composition continues to improve. The commercial and industrial (C&I) portfolio totaled $569.6 million, or 34.7% of total Loans at September 30, 2010, compared to 30.8% at September 30, 2009.  Commercial real estate accounted for 48.6% of total Loans, with owner/occupied properties tied to the Company’s C&I portfolio representing 54.9% of this category. Overall, 61.3% of total Loans relate to the Company’s C&I book.

The Land A&D portfolio continued to decline, totaling $92.3 million or 5.6% of the overall portfolio at September 30, 2010, compared to $178.9 million, or 9.5% at September 30, 2009.  Over the past year management has focused on reducing the A&D portfolio by proactively working with customers and taking aggressive steps in provisioning for and charging-off problem credits.  Construction loans accounted for $85.8 million or 5.2% of the portfolio at September 30, 2010, compared to $165.9 million or 8.8% at September 30, 2009.

Investment Securities

The Company had investment securities available for sale with a carrying value of $560.0 million at September 30, 2010, a $28.0 million increase from June 30, 2010.  The unrealized gain on the investment portfolio increased $2.7 million from June 30, 2010, to $16.9 million at September 30, 2010.  The unrealized gain increased $5.5 million from $11.4 million at September 30, 2009.

The portfolio consists primarily of mortgage-backed securities (MBS) backed by U.S. government agencies with a book value of $298.5 million and a market value of $311.4 million. The remaining MBS are non-agency, private-label securities with a net book value of $4.5 million and a market value of $2.5 million. The portfolio does not contain any collateralized debt obligations or securities backed by sub-prime mortgage loans. At September 30, 2010, the Company had agency debentures with a book value of $119.5 million and a market value of $120.1 million.  Investments also include single-issuer trust preferred securities, corporate debt securities and municipal bonds with a book value of $120.6 million and a fair value of $125.9 million. All trust preferred securities in the Company’s portfolio continue to pay dividends.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $2.1 billion, a decrease of $51.1 million on a linked-quarter basis, and an increase of $7.9 million from September 30, 2009.  The decrease from the second quarter of 2010 was primarily in the higher-cost CD and money market categories, offset by an increase in noninterest-bearing demand deposits.  Total noninterest-bearing demand accounts represented 32.7% of total deposits as of September 30, 2010, and have been at or above 27.0% since the fourth quarter of 2008.  As a result of the Company’s favorable funding mix, the average cost of total deposits for the third quarter decreased from 67 basis points (0.67%) in the second quarter to 59 basis points (0.59%).

Customer Funding decreased $50.5 million on a linked-quarter basis but grew $43.2 million compared to September 30, 2009.  While loan growth continues to be a challenge, the Company is gaining market share by attracting and building depository relationships. The Company expects that these depository relationships will serve as an embedded funding base to support potential future loan growth when the economy improves and strengthens.  The combination of low loan demand and strong deposit generation has resulted in an improved liquidity position. At September 30, 2010, total Loans to Customer Funding was 79.5% compared to 92.9% at the year earlier period.

Allowance for Loan and Credit Losses and Credit Quality

NPAs were $92.9 million at September 30, 2010, the same level as at June 30, 2010.  NPLs increased to $64.0 million as of September 30, 2010, from $62.0 million at June 30, 2010.  NPLs to total Loans were 3.9% at September 30, 2010, up from 3.7% at June 30, 2010. Other real estate owned acquired through foreclosure and other foreclosed assets decreased $2.0 million on a linked-quarter basis to $28.9 million at September 30, 2010.

Approximately 62.3% of NPLs are within the Colorado portfolio and 37.7% are in Arizona. Construction and Land A&D loans continue to exhibit the greatest weakness with 17.1% and 15.1%, respectively, of total loans in their category on nonperforming status. Nonperforming C&I loans decreased to $8.0 million or 1.4% of the category total from $10.7 million or 1.9% at June 30, 2010.  Nonperforming Real Estate loans were $23.3 million, or 2.9%, down from 3.1% at the June 30, 2010.

Of the $28.8 million of Other Real Estate Owned (OREO), $14.8 million, or 51.4%, is located in Arizona and $14.0 million, or 48.6%, is located in Colorado. During the third quarter of 2010, the Company recognized valuation adjustments of $1.2 million on its OREO properties.  The Company holds 22 OREO properties in Arizona, with an average carrying value of $673,000, the largest being $1.9 million. In Colorado, the Company has seven properties with an average carrying value of $2.0 million, the largest being $8.0 million.  Excluding the largest property, the average OREO carrying value in Colorado is $1.0 million.

Provision for loan and credit loss for the quarter totaled $7.3 million, a decline of $12.9 million, or 63.8% less than in the year-earlier quarter and $3.1 million, or 29.7%, less than the prior linked-quarter. The Company charged-off (net of recoveries) $10.0 million in the third quarter of 2010 compared to $14.4 million in the prior linked-quarter and $14.0 million during the year-earlier period. The Allowance decreased $2.6 million to $65.5 million at September 30, 2010, from $68.1 million at June 30, 2010. The Company’s Allowance to total loans held for investment declined to 3.99% from 4.04% at June 30, 2010. The Allowance was 102.3% of NPLs at September 30, 2010.

Shareholders’ Equity

As of September 30, 2010, total shareholders’ equity was $215.5 million. The Company’s total tangible shareholders’ equity was $211.3 million. The tangible shareholders’ equity to tangible assets ratio was 8.7% and the tangible common equity ratio was 6.2% at the end of the third quarter of 2010.  (See the accompanying Reconciliation of Non-GAAP Measures to GAAP for the tangible equity and related ratios).

Net Interest Income and Margin

Net interest income for the third quarter of 2010 decreased $0.3 million on a tax equivalent basis, to $24.0 million from the prior linked-quarter.  Net interest income on a tax equivalent basis for the second quarter of 2009 was $25.8 million.  The third quarter 2010 net interest margin (NIM) of 4.33% decreased 6 basis points from the prior linked-quarter and 7 basis points from the third quarter of 2009.  For the first nine months of 2010, the NIM was 4.41%, or 2 basis points greater than the same period in 2009.  A decrease in average loans, low investment yields and excess liquidity (primarily held in cash deposits at the Federal Reserve) from deposit growth contributed to the contraction of the NIM on a linked-quarter basis.

Average earning assets decreased $21.1 million on a linked-quarter basis as a result of a $52.7 million decrease in average net loans, offset by a $31.6 million increase in federal funds sold, interest bearing deposits and investments.  Yields on average earning assets decreased 11 basis points on a linked-quarter basis, primarily due to a 25 basis-point decrease in the yield on investment securities.  Due to the low rate environment, paydowns on the Company’s higher-yielding MBS have accelerated and have been replaced with lower-yielding agency securities.

The rate paid on average interest-bearing liabilities decreased 7 basis points on a linked-quarter basis.  The Company benefited from its deposit mix during the quarter, as higher-priced CDs and money markets partially shifted to noninterest-bearing demand accounts.

Noninterest Income

Noninterest income decreased $1.7 million, or 17.8%, on a linked-quarter basis to $8.0 million for the third quarter of 2010.  Noninterest income was $7.0 million in the third quarter of 2009. As a percentage of total operating revenue, noninterest income decreased to 25.1% for the third quarter of 2010 from 28.7% for the second quarter of 2010.  Noninterest income as a percentage of total operating revenue was 21.4% for the third quarter of 2009.

The noninterest income linked-quarter decrease of $1.7 million in the third quarter of 2010 is attributable primarily to a decrease of $1.0 million in investment banking income and a $0.4 million decrease in insurance income.  Given the transactional nature of some of the Company’s noninterest income sources, quarterly noninterest income can be volatile and the timing of fee recognition is difficult to predict.

Operating Expenses

Noninterest expense for the third quarter of 2010 decreased $3.3 million to $26.2 million from $29.5 million in the second quarter of 2010.  Noninterest expense during the third quarter of 2009 was $36.0 million and included a $12.5 million goodwill impairment charge.  The Company’s efficiency ratio for the third quarter of 2010 was 78.1%, compared to 76.0% for the second quarter of 2010 and 69.3% for the third quarter of 2009.

The net loss on securities, other assets and OREO decreased $2.7 million on a linked-quarter basis.  The decrease was related to a $3.7 million valuation loss that was recognized in the second quarter on a large Land A&D OREO property, offset by additional valuation adjustments on OREO properties in the third quarter.

Other operating expenses decreased $0.4 million on a linked-quarter basis due to a $0.6 million decrease in loan and OREO workout costs offset by an increase in other miscellaneous costs. The Company continues to realize a high amount of loan- and OREO-related costs as it works to reduce the level of its nonperforming assets.

Year-over-year, quarterly noninterest expense decreased $9.7 million due to a $12.5 million goodwill impairment recognized in the third quarter of 2009.  Excluding the goodwill impairment, noninterest expense increased $2.7 million due to a $1.2 million increase in salaries and benefits, a $0.6 million increase in accounting and professional services, a $0.4 million increase in valuation adjustments on OREO and securities and a $0.3 million increase in FDIC assessments.  The $1.2 million increase in salaries and benefits was due to investment in production personnel, increases in non-executive base salaries, bonuses and executive retirement costs. Overall, the Company’s full-time equivalent employees increased to 553 at the end of the third quarter of 2010 from 542 a year earlier.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, October 22, 2010, at 10:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=73588 or by telephone at 877.493.9121, (conference ID # 18852363).

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying reconciliation of Non-GAAP measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.4 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

September 30, 2010

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
INCOME STATEMENT DATA
Interest income	$28,550	$32,102	$87,727	$98,477
Interest expense	4,663	6,515	14,914	20,085
NET INTEREST INCOME BEFORE PROVISION	23,887	25,587	72,813	78,392
Provision for loan losses	7,344	20,262	31,608	89,258
NET INTEREST INCOME (LOSS) AFTER PROVISION	16,543	5,325	41,205	(10,866)
Noninterest income	8,013	6,979	24,651	21,135
Noninterest expense	26,219	35,966	81,943	117,567
LOSS BEFORE INCOME TAXES	(1,663)	(23,662)	(16,087)	(107,298)
Provision (benefit) for income taxes	234	(7,919)	(5,923)	(28,587)
NET LOSS	(1,897)	(15,743)	(10,164)	(78,711)
Net (income) loss attributable to noncontrolling interest	—	—	(199)	208
NET LOSS AFTER NONCONTROLLING INTEREST	$(1,897)	$(15,743)	$(10,363)	$(78,503)

Preferred stock dividends	(942)	(935)	(2,820)	(2,797)
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(2,839)	$(16,678)	$(13,183)	$(81,300)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.08)	$(0.50)	$(0.36)	$(3.05)
DILUTED	$(0.08)	$(0.50)	$(0.36)	$(3.05)
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	36,562	33,581	36,521	26,688
DILUTED	36,562	33,581	36,521	26,688

EQUITY MEASURES
Common Shares Outstanding at Period End (in thousands)			36,842	36,694
Book Value Per Common Share			$4.16	$4.70
Tangible Book Value Per Common Share *			$4.04	$4.56
Tangible Common Equity to Tangible Assets *			6.17%	6.60%
Tangible Equity to Tangible Assets *			8.75%	9.04%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total Assets	$2,419,245	$2,537,665
Loans	1,639,218	1,878,125
Loans Held for Sale	3,405	1,844
Goodwill and Intangible Assets	4,279	5,078
Deposits	1,901,453	1,933,418
Subordinated Debentures	93,150	93,150
Common Shareholders' Equity	153,263	172,338
Total Shareholders' Equity	215,539	234,080
Interest-Earning Assets	2,210,856	2,355,281
Interest-Bearing Liabilities	1,538,742	1,728,059

BALANCE SHEET AVERAGES
Average Assets	$2,429,361	$2,585,178
Average Loans	1,717,693	1,985,641
Average Deposits	1,936,287	1,729,467
Average Subordinated Debentures	93,150	93,150
Average Shareholders' Equity	224,750	236,051
Average Interest-Earning Assets	2,218,568	2,405,281
Average Interest-Bearing Liabilities	1,619,079	1,860,250

CoBiz Financial Inc.

September 30, 2010

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2010	2009	2010	2009

PROFITABILITY MEASURES
Net Interest Margin	4.33%	4.40%	4.41%	4.39%
Efficiency Ratio	78.12%	69.33%	77.29%	67.61%
Return on Average Assets	(0.31)%	(2.48)%	(0.57)%	(4.06)%
Return on Average Shareholders' Equity	(3.45)%	(25.11)%	(6.16)%	(44.46)%
Noninterest Income as a Percentage of Operating Revenues	25.12%	21.43%	25.29%	21.24%

CREDIT QUALITY
Nonperforming Loans
Nonaccrual Loans			$60,222	$71,785
Loans 90 days or More Past Due and Accruing Interest			3,761	3,949
Total Nonperforming Loans			63,983	75,734
OREO & Repossessed Assets			28,919	22,452
Total Nonperforming Assets			$92,902	$98,186

Performing renegotiated loans			$6,655	$—

Charge-offs			$(45,490)	$(52,835)
Recoveries			4,091	2,225
Net Charge-offs			$(41,399)	$(50,610)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			3.84%	3.87%
Nonperforming Loans to Total Loans			3.90%	4.03%
Nonperforming Loans and OREO to Total Loans and OREO			5.56%	5.16%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)			3.99%	4.35%
Allowance for Loan and Credit Losses to Nonperforming Loans			102.34%	107.86%

NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	Total Loans in Category	NPAs as a % of Loans
Commercial	$5,324	$2,648	$7,972	$569,607	1.40%
Real Estate - mortgage	15,047	8,226	23,273	798,435	2.91%
Land Acquisition & Development	4,461	9,438	13,899	92,267	15.06%
Real Estate - construction	14,673	—	14,673	85,763	17.11%
Consumer	325	551	876	75,233	1.16%
Other Loans	58	3,232	3,290	21,318	15.43%
OREO and repossessed assets	14,012	14,907	28,919	28,919	—
NPAs	$53,900	$39,002	$92,902	$1,671,542	5.56%

Total Loans	$1,060,721	$581,902	$1,642,623
Total Loans and OREO	1,074,733	596,809	1,671,542
Nonperforming Loans to Loans	3.76%	4.14%	3.90%
Nonperforming Loans and OREO to Total Loans and OREO	5.02%	6.54%	5.56%

CoBiz Financial Inc.

September 30, 2010

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended September 30, 2010	$25,039	$2	$(1)	$(2)	$(1,151)	$23,887
Quarter ended June 30, 2010	25,260	2	(18)	(3)	(1,068)	24,173
Annualized quarterly growth	(3.5)%	.0%	374.7%	132.2%	(30.8)%	(4.7)%

Quarter ended September 30, 2009	$26,404	$2	$(6)	$(4)	$(809)	$25,587
Annual growth	(5.2)%	.0%	83.3%	50.0%	(42.3)%	(6.6)%

Noninterest income
Quarter ended September 30, 2010	$2,780	$794	$2,443	$2,028	$(32)	$8,013
Quarter ended June 30, 2010	2,343	1,789	2,653	2,333	635	9,753
Annualized quarterly growth	74.0%	(220.7)%	(31.4)%	(51.9)%	(416.7)%	(70.8)%

Quarter ended September 30, 2009	$2,311	$476	$2,094	$2,217	$(119)	$6,979
Annual growth	20.3%	66.8%	16.7%	(8.5)%	73.1%	14.8%

Net income (loss)
Quarter ended September 30, 2010	$2,727	$(216)	$(352)	$(141)	$(3,915)	$(1,897)
Quarter ended June 30, 2010	(1,205)	326	(302)	70	(2,658)	(3,769)
Annualized quarterly growth	1,294.6%	(659.6)%	(65.7)%	(1,195.9)%	(187.6)%	197.1%

Quarter ended September 30, 2009	$(4,587)	$(2,408)	$(4,691)	$(2,554)	$(1,503)	$(15,743)
Annual growth	159.5%	91.0%	92.5%	94.5%	(160.5)%	88.0%

Earnings per share (diluted)
Quarter ended September 30, 2010	$0.08	$(0.01)	$(0.01)	$—	$(0.14)	$(0.08)
Quarter ended June 30, 2010	(0.03)	0.01	(0.01)	—	(0.10)	(0.13)
Annualized quarterly growth	1,454.7%	(793.5)%	.0%	—	(158.7)%	152.6%

Quarter ended September 30, 2009	$(0.14)	$(0.07)	$(0.14)	$(0.07)	$(0.08)	$(0.50)
Annual growth	157.1%	85.7%	92.9%	100.0%	(75.0)%	84.0%

Total loans
At September 30, 2010						$1,642,623
At June 30, 2010						1,688,028
Annualized quarterly growth						(10.7)%

At September 30, 2009						$1,879,969
Annual growth						(12.6)%

Total deposits and customer repurchase agreements
At September 30, 2010						$2,067,012
At June 30, 2010						2,118,067
Annualized quarterly growth						(9.6)%

At September 30, 2009						$2,059,080
Annual growth						.4%

CoBiz Financial Inc.

September 30, 2010

(unaudited)

In conjunction with the Company’s strategic initiative to create a focused wealth management offering, the Company has changed its operating segments in the third quarter of 2010 to reflect an internal realignment of its wealth management components.  As part of this change, the Investment Advisory and Trust segment that was previously reported has been renamed Wealth Management and a business line has been moved from Insurance into the new Wealth Management segment.  All prior period disclosures have been adjusted to conform to the new presentation.

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2010	2010	2010	2009	2009

COMMERCIAL BANKING
Income Statement
Total interest income	$28,254	$28,910	$29,556	$30,685	$31,901
Total interest expense	3,215	3,650	4,085	5,015	5,497
Net interest income	25,039	25,260	25,471	25,670	26,404
Provision for loan losses	5,860	8,326	11,361	14,593	19,838
Net interest income (loss) after provision	19,179	16,934	14,110	11,077	6,566
Noninterest income	2,780	2,343	2,396	2,542	2,311
Noninterest expense	6,902	11,774	8,779	7,837	8,231
Impairment of goodwill	—	—	—	—	—
Income (loss) before income taxes	15,057	7,503	7,727	5,782	646
Provision (benefit) for income taxes	5,674	2,665	2,503	1,513	14
Net income (loss) before management fees and overhead allocations	$9,383	$4,838	$5,224	$4,269	$632
Management fees and overhead allocations, net of tax	6,656	6,043	6,076	5,781	5,219
Net income (loss)	$2,727	$(1,205)	$(852)	$(1,512)	$(4,587)

INVESTMENT BANKING
Income Statement
Total interest income	$2	$2	$1	$1	$2
Total interest expense	—	—	—	—	—
Net interest income	2	2	1	1	2
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	2	2	1	1	2
Noninterest income	794	1,789	301	175	476
Noninterest expense	1,085	1,179	976	999	1,154
Impairment of goodwill	—	—	—	—	3,049
Income (loss) before income taxes	(289)	612	(674)	(823)	(3,725)
Provision (benefit) for income taxes	(113)	245	(271)	(377)	(1,347)
Net income (loss) before management fees and overhead allocations	$(176)	$367	$(403)	$(446)	$(2,378)
Management fees and overhead allocations, net of tax	40	41	41	33	30
Net income (loss)	$(216)	$326	$(444)	$(479)	$(2,408)

WEALTH MANAGEMENT
Income Statement
Total interest income	$1	$—	$—	$—	$—
Total interest expense	2	18	9	7	6
Net interest income	(1)	(18)	(9)	(7)	(6)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(1)	(18)	(9)	(7)	(6)
Noninterest income	2,443	2,653	2,198	2,021	2,094
Noninterest expense	2,748	2,685	2,279	2,343	2,239
Impairment of goodwill	—	—	—	—	5,265
Income (loss) before income taxes	(306)	(50)	(90)	(329)	(5,416)
Provision (benefit) for income taxes	(122)	45	(99)	(161)	(835)
Net income (loss) before management fees and overhead allocations	$(184)	$(95)	$9	$(168)	$(4,581)
Management fees and overhead allocations, net of tax	168	207	170	124	110
Net income (loss)	$(352)	$(302)	$(161)	$(292)	$(4,691)

INSURANCE
Income Statement
Total interest income	$1	$—	$—	$—	$—
Total interest expense	3	3	3	3	4
Net interest income	(2)	(3)	(3)	(3)	(4)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(2)	(3)	(3)	(3)	(4)
Noninterest income	2,028	2,333	2,344	1,921	2,217
Noninterest expense	2,118	2,180	2,374	1,968	2,058
Impairment of goodwill	—	—	—	—	4,149
Income (loss) before income taxes	(92)	150	(33)	(50)	(3,994)
Provision (benefit) for income taxes	(34)	(7)	58	(4)	(1,507)
Net income (loss) before management fees and overhead allocations	$(58)	$157	$(91)	$(46)	$(2,487)
Management fees and overhead allocations, net of tax	83	87	86	75	67
Net income (loss)	$(141)	$70	$(177)	$(121)	$(2,554)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$292	$346	$362	$287	$199
Total interest expense	1,443	1,414	1,069	956	1,008
Net interest income	(1,151)	(1,068)	(707)	(669)	(809)
Provision for loan losses	1,484	2,118	2,459	1,964	424
Net interest income (loss) after provision	(2,635)	(3,186)	(3,166)	(2,633)	(1,233)
Noninterest income	(32)	635	(354)	(167)	(119)
Noninterest expense	13,366	11,633	11,865	10,696	9,821
Income (loss) before income taxes	(16,033)	(14,184)	(15,385)	(13,496)	(11,173)
Provision (benefit) for income taxes	(5,171)	(5,669)	(5,627)	(5,243)	(4,244)
Net income (loss) before management fees and overhead allocations	$(10,862)	$(8,515)	$(9,758)	$(8,253)	$(6,929)
Management fees and overhead allocations, net of tax	(6,947)	(6,378)	(6,373)	(6,013)	(5,426)
Net income (loss)	$(3,915)	$(2,137)	$(3,385)	$(2,240)	$(1,503)
Net (income) loss attributable to noncontrolling interest	—	(521)	322	106	—
Net income (loss) after noncontrolling interest	$(3,915)	$(2,658)	$(3,063)	$(2,134)	$(1,503)

CONSOLIDATED
Income Statement
Total interest income	$28,550	$29,258	$29,919	$30,973	$32,102
Total interest expense	4,663	5,085	5,166	5,981	6,515
Net interest income	23,887	24,173	24,753	24,992	25,587
Provision for loan losses	7,344	10,444	13,820	16,557	20,262
Net interest income (loss) after provision	16,543	13,729	10,933	8,435	5,325
Noninterest income	8,013	9,753	6,885	6,492	6,979
Noninterest expense	26,219	29,451	26,273	23,843	23,503
Impairment of goodwill	—	—	—	—	12,463
Income (loss) before income taxes	(1,663)	(5,969)	(8,455)	(8,916)	(23,662)
Provision (benefit) for income taxes	234	(2,721)	(3,436)	(4,272)	(7,919)
Net income (loss) before management fees and overhead allocations	$(1,897)	$(3,248)	$(5,019)	$(4,644)	$(15,743)
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$(1,897)	$(3,248)	$(5,019)	$(4,644)	$(15,743)
Net (income) loss attributable to noncontrolling interest	—	(521)	322	106	—
Net income (loss) after noncontrolling interest	$(1,897)	$(3,769)	$(4,697)	$(4,538)	$(15,743)

CoBiz Financial Inc.

September 30, 2010

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share amounts)	2010	2010	2010	2009	2009
Interest income	$28,550	$29,258	$29,919	$30,973	$32,102
Interest expense	4,663	5,085	5,166	5,981	6,515
Net interest income before provision	23,887	24,173	24,753	24,992	25,587
Provision for loan losses	7,344	10,444	13,820	16,557	20,262
Net interest income (loss) after provision	16,543	13,729	10,933	8,435	5,325
Noninterest income:
Deposit service charges	$1,252	$1,269	$1,258	$1,212	$1,282
Investment advisory and trust income	1,298	1,457	1,369	1,362	1,292
Insurance income	3,173	3,529	3,173	2,580	3,019
Investment banking income	794	1,789	301	175	476
Other income	1,496	1,709	784	1,163	910
Total noninterest income	8,013	9,753	6,885	6,492	6,979
Noninterest expense:
Salaries and employee benefits	$14,580	$14,618	$14,947	$13,049	$13,350
Stock-based compensation expense	324	437	419	410	313
Occupancy expenses, premises and equipment	3,459	3,412	3,434	3,333	3,320
Amortization of intangibles	161	160	161	167	169
Other operating expenses	6,398	6,776	5,889	5,261	5,426
Impairment of goodwill	—	—	—	—	12,463
Net loss on securities, other assets and OREO	1,297	4,048	1,423	1,623	925
Total noninterest expense	26,219	29,451	26,273	23,843	35,966
Net loss before income taxes	(1,663)	(5,969)	(8,455)	(8,916)	(23,662)
Provision (benefit) for income taxes	234	(2,721)	(3,436)	(4,272)	(7,919)
Net loss	(1,897)	(3,248)	(5,019)	(4,644)	(15,743)
Net (income) loss attributable to noncontrolling interest	—	(521)	322	106	—
Net loss after noncontrolling interest	$(1,897)	$(3,769)	$(4,697)	$(4,538)	$(15,743)

Preferred stock dividends	(942)	(940)	(938)	(936)	(935)
Net loss available to common shareholders	$(2,839)	$(4,709)	$(5,635)	$(5,474)	$(16,678)

Earnings (loss) per common share
Basic	$(0.08)	$(0.13)	$(0.15)	$(0.15)	$(0.50)
Diluted	$(0.08)	$(0.13)	$(0.15)	$(0.15)	$(0.50)

Weighted average shares outstanding (in thousands)
Basic	36,562	36,527	36,476	36,440	33,581
Diluted	36,562	36,527	36,476	36,440	33,581

PROFITABILITY MEASURES
Net Interest Margin	4.33%	4.39%	4.52%	4.36%	4.40%
Efficiency Ratio	78.12%	76.04%	77.75%	70.34%	69.33%
Return on Average Assets	(0.31)%	(0.62)%	(0.78)%	(0.73)%	(2.48)%
Return on Average Shareholders' Equity	(3.45)%	(6.70)%	(8.26)%	(7.67)%	(25.11)%
Noninterest Income as a Percentage of Operating Revenues	25.12%	28.75%	21.76%	20.62%	21.43%

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$67,961	$71,903	$75,116	$81,499	$75,256
Provision for loan losses	7,344	10,444	13,820	16,557	20,262
Net charge-offs	(9,980)	(14,386)	(17,033)	(22,940)	(14,019)
Ending allowance for loan losses	$65,325	$67,961	$71,903	$75,116	$81,499

Beginning allowance for credit losses	$155	$155	$155	$185	$259
Provision for credit losses	—	—	—	(30)	(74)
Ending allowance for credit losses	$155	$155	$155	$155	$185

Total provision for loan and credit losses	$7,344	$10,444	$13,820	$16,527	$20,188

	At
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share amounts)	2010	2010	2010	2009	2009
PERIOD END BALANCES
Total Assets	$2,419,245	$2,458,079	$2,421,040	$2,466,015	$2,537,665
Loans	1,639,218	1,687,839	1,727,874	1,780,866	1,878,125
Loans Held for Sale	3,405	189	—	1,820	1,844
Goodwill and Intangible Assets	4,279	4,440	4,749	4,910	5,078
Deposits	1,901,453	1,966,444	1,940,520	1,968,833	1,933,418
Subordinated Debentures	93,150	93,150	93,150	93,150	93,150
Common Shareholders' Equity	153,263	156,087	162,466	168,579	172,338
Total Shareholders' Equity	215,539	218,227	224,471	230,451	234,080
Interest-Earning Assets	2,210,856	2,252,129	2,224,511	2,270,381	2,355,281
Interest-Bearing Liabilities	1,538,742	1,628,165	1,646,056	1,659,248	1,728,059

LOANS
Commercial	$569,607	$570,928	$566,321	$559,612	$579,524
Real estate - mortgage	798,435	813,980	832,918	832,509	859,329
Land Acquisition & Development	92,267	111,441	122,657	152,667	178,949
Real estate - construction	85,763	99,519	116,725	144,069	165,923
Consumer	75,233	72,289	72,198	76,103	82,021
Other	17,913	19,682	17,055	15,906	12,379
Gross loans	1,639,218	1,687,839	1,727,874	1,780,866	1,878,125
Less allowance for loan losses	(65,325)	(67,961)	(71,903)	(75,116)	(81,499)
Net loans held for investment	1,573,893	1,619,878	1,655,971	1,705,750	1,796,626
Loans held for sale	3,405	189	—	1,820	1,844
Total net loans	$1,577,298	$1,620,067	$1,655,971	$1,707,570	$1,798,470

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$693,063	$728,336	$720,202	$708,445	$583,877
Savings	9,160	9,568	10,780	10,552	9,952
Eurodollar	116,681	108,864	102,029	107,500	113,936
Certificates of deposits under $100,000	44,209	46,693	49,779	52,430	53,942
Certificates of deposits $100,000 and over	261,632	309,718	336,443	358,424	420,962
Reciprocal CDARS	155,188	179,515	186,900	178,382	191,211
Brokered deposits	100	698	1,397	10,332	35,367
Total interest-bearing deposits	1,280,033	1,383,392	1,407,530	1,426,065	1,409,247
Noninterest-bearing demand deposits	621,420	583,052	532,990	542,768	524,171
Customer repurchase agreements	165,559	151,623	142,944	139,794	125,662
Total deposits and customer repurchase agreements	$2,067,012	$2,118,067	$2,083,464	$2,108,627	$2,059,080

BALANCE SHEET AVERAGES
Average Assets	$2,422,415	$2,434,743	$2,431,019	$2,472,318	$2,518,393
Average Loans	1,671,370	1,728,237	1,754,384	1,836,782	1,920,384
Average Deposits	1,922,037	1,952,736	1,934,222	1,966,157	1,835,662
Average Subordinated Debentures	93,150	93,150	93,150	93,150	93,150
Average Shareholders' Equity	218,141	225,504	230,745	234,844	248,781
Average Interest-Earning Assets	2,200,104	2,221,203	2,234,775	2,289,621	2,322,410
Average Interest-Bearing Liabilities	1,565,848	1,640,858	1,651,471	1,679,788	1,741,117

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$60,222	$60,914	$69,003	$78,689	$71,785
Loans 90 days or more past due and accruing interest	3,761	1,060	2,054	509	3,949
Total nonperforming loans	63,983	61,974	71,057	79,198	75,734
OREO and Repossessed Assets	28,919	30,912	28,951	25,318	22,452
Total nonperforming assets	$92,902	$92,886	$100,008	$104,516	$98,186

Performing renegotiated loans	$6,655	$—	$—	$—	$—

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	3.84%	3.78%	4.13%	4.24%	3.87%
Nonperforming Loans to Total Loans	3.90%	3.67%	4.11%	4.44%	4.03%
Nonperforming Loans and OREO to Total Loans and OREO	5.56%	5.40%	5.69%	5.78%	5.16%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	3.99%	4.04%	4.17%	4.23%	4.35%
Allowance for Loan and Credit Losses to Nonperforming Loans	102.34%	109.91%	101.41%	97.28%	107.86%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	36,842	36,824	36,760	36,724	36,694
Book Value Per Common Share	$4.16	$4.24	$4.42	$4.59	$4.70
Tangible Book Value Per Common Share *	$4.04	$4.12	$4.29	$4.46	$4.56

Tangible Common Equity to Tangible Assets *	6.17%	6.18%	6.53%	6.65%	6.60%
Tangible Equity to Tangible Assets *	8.75%	8.71%	9.09%	9.16%	9.04%
Tier 1 Capital Ratio	**	13.51%	13.43%	13.81%	13.95%
Total Risk Based Capital Ratio	**	15.87%	15.77%	16.13%	16.25%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

September 30, 2010

(unaudited)

	For the three months ended,
	September 30, 2010			June 30, 2010			September 30, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$40,923	$45	0.43%	$25,433	$43	0.67%	$14,259	$27	0.74%
Investment securities	556,950	5,289	3.80%	540,887	5,472	4.05%	462,761	5,741	4.96%
Loans	1,671,370	23,328	5.46%	1,728,237	23,855	5.46%	1,920,384	26,507	5.40%
Allowance for loan losses	(69,139)			(73,354)			(74,994)
Total interest-earning assets	$2,200,104	$28,662	4.95%	$2,221,203	$29,370	5.06%	$2,322,410	$32,275	5.29%
Noninterest-earning assets
Other	222,311			213,540			195,983
Total assets	$2,422,415			$2,434,743			$2,518,393

Liabilities and Shareholders' Equity
Deposits
NOW and money market	$692,659	$1,182	0.68%	$733,826	$1,259	0.69%	$548,706	$1,516	1.10%
Savings	9,309	7	0.30%	9,769	7	0.29%	9,455	12	0.50%
Eurodollar	118,278	267	0.88%	103,447	264	1.01%	114,388	355	1.21%
Certificates of deposit
Brokered	387	2	2.05%	1,022	6	2.35%	48,063	154	1.27%
Reciprocal	160,051	370	0.92%	181,598	439	0.97%	131,212	480	1.45%
Under $100,000	45,225	147	1.29%	48,328	180	1.49%	55,826	341	2.42%
$100,000 and over	285,195	890	1.24%	326,490	1,128	1.39%	418,675	2,224	2.11%
Total interest-bearing deposits	$1,311,104	$2,865	0.87%	$1,404,480	$3,283	0.94%	$1,326,325	$5,082	1.52%
Other borrowings
Securities sold under agreements to repurchase	158,954	275	0.68%	139,383	296	0.84%	121,466	277	0.89%
Other short-term borrowings	2,640	2	0.30%	3,845	5	0.51%	200,176	127	0.25%
Long term-debt	93,150	1,521	6.39%	93,150	1,501	6.37%	93,150	1,029	4.32%
Total interest-bearing liabilities	$1,565,848	$4,663	1.17%	$1,640,858	$5,085	1.24%	$1,741,117	$6,515	1.37%
Noninterest-bearing demand accounts	610,933			548,256			509,337
Total deposits and interest-bearing liabilities	2,176,781			2,189,114			2,250,454
Other noninterest-bearing liabilities	27,297			19,297			17,922
Total liabilities	2,204,078			2,208,411			2,268,376
Total equity	218,337			226,332			250,017
Total liabilities and equity	$2,422,415			$2,434,743			$2,518,393
Net interest income - taxable equivalent		$23,999			$24,285			$25,760
Net interest spread			3.77%			3.83%			3.92%
Net interest margin			4.33%			4.39%			4.40%
Ratio of average interest-earning assets to average interest-bearing liabilities	140.51%			135.37%			133.39%

	For the nine months ended September 30,
		2010			2009
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$27,941	$106	0.50%	$7,828	$75	1.26%
Investment securities	545,189	16,696	4.08%	474,434	18,160	5.10%
Loans	1,717,693	71,321	5.48%	1,985,641	80,786	5.37%
Allowance for loan losses	(72,255)			(62,622)
Total interest earning-assets	$2,218,568	$88,123	5.07%	$2,405,281	$99,021	5.30%
Noninterest-earning assets
Other	210,793			179,897
Total assets	$2,429,361			$2,585,178

Liabilities and Shareholders' Equity
Deposits
NOW and money market	$710,107	$3,771	0.71%	$533,555	$4,513	1.13%
Savings	9,824	24	0.33%	9,642	35	0.49%
Eurodollar	111,251	794	0.94%	103,318	993	1.27%
Certificates of deposit
Brokered	2,322	38	2.19%	38,456	340	1.18%
Reciprocal	171,836	1,315	1.02%	116,473	1,251	1.44%
Under $100,000	48,230	541	1.50%	63,796	1,285	2.69%
$100,000 and over	318,783	3,376	1.42%	394,274	6,606	2.24%
Total interest-bearing deposits	$1,372,353	$9,859	0.96%	$1,259,514	$15,023	1.59%
Other borrowings
Securities sold under agreements to repurchase	143,630	862	0.79%	121,523	808	0.88%
Other short-term borrowings	9,946	22	0.29%	386,063	866	0.30%
Long-term debt	93,150	4,171	5.90%	93,150	3,388	4.80%
Total interest-bearing liabilities	$1,619,079	$14,914	1.22%	$1,860,250	$20,085	1.35%
Noninterest-bearing demand accounts	563,934			469,953
Total deposits and interest-bearing liabilities	2,183,013			2,330,203
Other noninterest-bearing liabilities	20,885			17,942
Total liabilities	2,203,898			2,348,145
Total equity	225,463			237,033
Total liabilities and equity	$2,429,361			$2,585,178
Net interest income - taxable equivalent		$73,209			$78,936
Net interest spread			3.85%			3.95%
Net interest margin			4.41%			4.39%
Ratio of average interest-earning assets to average interest-bearing liabilities	137.03%			129.30%

CoBiz Financial Inc.

September 30, 2010

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity and tangible assets.  These items have been adjusted to exclude goodwill, intangible assets and preferred stock.

		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

	Shareholders' equity as reported - GAAP	$215,539	$218,227	$224,471	$230,451	$234,080
	Goodwill and intangible assets	(4,279)	(4,440)	(4,749)	(4,910)	(5,078)

A	Tangible equity - Non-GAAP	211,260	213,787	219,722	225,541	229,002
	Preferred stock	(62,276)	(62,140)	(62,005)	(61,872)	(61,742)

B	Tangible common equity - Non-GAAP	$148,984	$151,647	$157,717	$163,669	$167,260

	Total assets as reported - GAAP	$2,419,245	$2,458,079	$2,421,040	$2,466,015	$2,537,665
	Goodwill and intangible assets	(4,279)	(4,440)	(4,749)	(4,910)	(5,078)

C	Total tangible assets - Non-GAAP	$2,414,966	$2,453,639	$2,416,291	$2,461,105	$2,532,587

D	Common shares outstanding	36,842	36,824	36,760	36,724	36,694

B / C	Tangible common equity to tangible assets - Non-GAAP	6.17%	6.18%	6.53%	6.65%	6.60%
A / C	Tangible equity to tangible assets - Non-GAAP	8.75%	8.71%	9.09%	9.16%	9.04%
B / D	Tangible book value per common share - Non-GAAP	$4.04	$4.12	$4.29	$4.46	$4.56